EXHIBIT INDEX

(a)(3)   Articles of Amendment, dated November 14, 2002.

(d)(1) Investment Management Services Agreement, dated December 1, 2002, between Registrant and American Express Financial Corporation.

(d)(3) Restated Amendment No. 2 to Subadvisory Agreement Schedule A, dated July 10, 2003, between American Express Financial Corporation and GAMCO Investors, Inc.

(h)(7) Transfer Agency Agreement, dated May 1, 2003, between Registrant and American Express Client Service Corporation.

(h)(8)   Fee Waiver Agreement, dated November 1, 2003.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)      Independent Auditors' Consent.

(q)(1) Directors' Power of Attorney to sign Amendments to this Registration Statement, dated Jan 8, 2003.